Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
PICO HOLDINGS, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER OF 2009
     (LA JOLLA, CALIFORNIA)—May 11 2009—PICO Holdings, Inc. (NASDAQ: PICO) reported shareholders’ equity before non-controlling interests of $457.5 million ($24.28 per share) at March 31, 2009, compared to $477.7 million ($25.36 per share) at December 31, 2008. During the first quarter of 2009, reported book value per share attributable to PICO shareholders declined by $1.08, or 4.25%.
     Commenting on the year to date, PICO’s President and Chief Executive Officer, John Hart, said:
     “Although there are signs that the markets for some of our water and real estate assets are bottoming out, we expect challenging economic conditions to persist for the foreseeable future. The majority of our water and real estate assets were either acquired well before the run up in asset prices or in the case of Union Community Partners, one of our real estate subsidiaries, after the decline in residential real estate was well under way and at substantial discounts to current replacement values. In addition, value has been added as a result of our development efforts for some assets; Fish Springs Ranch and the Carson-Lyon Intertie are two examples. Our water and real estate assets are carried on our books at cost, which we believe in aggregate is significantly less than their fair market value. As such, combined with our low debt levels, our balance sheet is very strong.
     “The parent company and our non-insurance and Rabbi Trust subsidiaries have more than $90 million in cash and cash equivalents. We are analyzing a number of potentially attractive acquisition opportunities for our water and real estate subsidiaries. Additionally, there are a number of potentially attractive corporate acquisition opportunities. Even though we are seeing what appears to be “once in a lifetime” pricing, we are proceeding with caution recognizing that any recovery will most likely be at much more modest levels of economic activity. For example, UCP, prior to investing $37 million in real estate, analyzed nearly $1 billion of properties.
     “The decline in book value was due in part to a non-cash charge of $12.4 million, before the related tax benefit, to write-down our applications for water rights in the Tule desert groundwater basin in Lincoln County, Nevada. The write-down relates to a ruling we received in April from the Nevada State Engineer that granted us 396 acre-feet per year—of the 7,240 afy that we had applied for. For accounting purposes, the charge writes down our applications to the fair value of the water we have currently been granted.
     “The State Engineer’s decision appears to be in conflict with the original ruling in 2002. The capital we invested was to provide additional data per the 2002 ruling and at the direction of the State Engineer, to determine if the 7,240 afy could be put to beneficial use without causing unreasonable harm to the basin or surrounding basins, determine the amount of underground water available in Tule Desert and determine the recharge to the area and the direction of flow.
     “Our studies conducted by outside experts provided comprehensive and substantial evidence to the State Engineer that demonstrated pumping an additional 7,240 acre-feet of water for 100 years would not cause an unreasonable drawdown in the Tule desert groundwater basin or any surrounding basins. We are moving expeditiously to appeal this ruling with the objective of being granted the full amount of water we originally applied for.
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PICO HOLDINGS, INC.
875 PROSPECT STREET, SUITE 301 LA JOLLA, CALIFORNIA 92037
T: 858.456.6022 F: 858.456.6480
WWW.PICOHOLDINGS.COM

PICO Holdings, Inc.
Q1 2009 Results

     “Contributing to the decline in book value was our insurance company investment portfolios, which generated a total return of -11.6% in the first quarter of 2009, similar to the key stock markets we invest in, which are the U.S. and Switzerland, which declined by 10.7% and 16.4%, respectively, in U.S. dollars. However, since March 31, 2009, equity and bond markets have recovered substantially and our investment portfolios have improved to generate a total return of -4.6% in the four months ended April 30, 2009. We have approximately $14 million in net unrealized gains at March 31, 2009 from the equity securities in our insurance portfolios and believe that the intrinsic values of the companies in our portfolios are considerably higher than current prices, which should be realized over time in a more normal market environment.”
NET BOOK VALUE
     The following summary is provided as a supplement to the financial statements contained in PICO’s 10-Q, to illustrate the relative size of the Company’s assets and activities.

Segment	Net Book Value	Percentage
Water Resource and Water Storage Operations	$199.8 million	43.7%
Real Estate Operations	81.1 million	17.7%
Insurance Operations in “Run Off”	55.7 million	12.2%
Corporate	120.9 million	26.4%

Shareholders’ Equity Before Noncontrolling Interests	$457.5 million	100.0%
FIRST QUARTER SEGMENT RESULTS OF OPERATIONS
     In the first quarter of 2009, PICO reported a net loss of $18.5 million ($0.98 per share), compared to a net loss of $1.6 million ($0.09 per share) in the first quarter of 2008.
     Our first quarter segment results of operations are:

	2009	2008
Income (Loss) Before Taxes & Minority Interest By Operating Segment:
Water Resource and Water Storage Operations	$(13,917,000)	$(960,000)
Real Estate Operations	(929,000)	422,000
Insurance Operations in “Run Off”	(6,893,000)	1,209,000
Corporate	(9,206,000)	1,344,000

Income (Loss) Before Taxes & Minority Interest	$(30,945,000)	$2,015,000
Income tax benefit (provision)	11,135,000	(3,967,000)
Non-controlling interest	1,305,000	305,000

Net Loss	$(18,505,000)	(1,647,000)
     PICO is a diversified holding company. PICO seeks to acquire, build and operate businesses where significant value can be created from the development of unique assets, and to acquire businesses which we identify as undervalued and where our management participation in operations can aid in the recognition of the business’s fair value, as well as create additional value.
     Our objective is to maximize long-term shareholder value. We manage our operations to achieve a superior return on net assets over the long term, as opposed to short-term earnings. Currently our two major businesses are Vidler Water Company, a water resource development business, and Nevada Land & Resource Company, one of the largest private landowners in the state of Nevada. Vidler is a significant private sector owner of water resources and water storage operations in Nevada, Arizona, Idaho, California, and Colorado. Nevada Land owns approximately 440,000 acres of former railroad land in northern Nevada, and certain water, mineral and geothermal rights related to the property. Our Real Estate Operations also include a new business, UCP, a developer of residential lots in central California. As of March 31, 2009, UCP has acquired or controls 389 finished lots and 1,501 potential lots in various stages of entitlement in the Fresno, California metropolitan area.
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PICO Holdings, Inc.
Q1 2009 Results

OTHER INFORMATION AND WHERE TO FIND IT
     At March 31, 2009, PICO Holdings, Inc. had a market capitalization of $567 million, and 18,840,392 shares outstanding.
     Given the size and diversity of our asset base, this release only summarizes the most significant elements in our results for the first quarter of 2009. For fuller information on our principal activities and assets, recent developments, and the current outlook, we encourage all investors to read our Form 10-Q report, which has already been filed with the SEC. The report can be accessed on-line via our web-site (www.picoholdings.com), or you can call Carlene Wilbur (614-475-3178 ext. 255) to request a paper copy.
     CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements relate to future, not past, events, regarding, among other things, our financial condition, business, results of operations, and prospects, including, without limitation, statements concerning our expectations, beliefs, intentions, anticipated developments, and other information concerning future matters.  In this context, forward-looking statements often address our current expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “will”, “may”, “should”, “could”, “target”, “projects”, “contemplates”, “estimates”, “predicts”, “potential”, or “continue” and similar expressions or variations of such words.   Such statements include, but are not limited to, statements regarding the timeline for delivery of purchased water through the Fish Springs pipeline; the trend for increasing water demand in the southwestern United States, including the markets we address such as the north valleys of Reno; long term projections for population growth in the western United States and the availability of developable water and land assets or projects; the future demand for, and fair market value of, water resources and real estate owned or controlled by us; the possibility that we may not receive the full amount of water rights from the applications that we have filed for in the state of Nevada; and our growth plans. Such forward-looking statements are not guarantees of future performance, and are subject to a number of risks, uncertainties, and other factors which could cause actual results and outcomes to differ materially from future results and outcomes expressed, or implied by, such forward-looking statements.  Such risks and uncertainties are detailed from time to time in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K, as may be updated in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not undertake to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance that may arise after the date of this press release. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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CONTACT:	Max Webb	Chief Financial Officer	(858) 456-6022 ext. 216